EXHIBIT 1.A.(10)(b)


                                       [LOGO] RELIASTAR
SUPPLEMENT TO                          RELIASTAR LIFE INSURANCE COMPANY
LIFE INSURANCE APPLICATION             P.O. Box 20, Minneapolis, Minnesota 55440

1.  DEATH BENEFIT QUALIFICATION TEST: [ ] Guideline Premium Test
                                      [ ] Cash Value Accumulation Test*

2.  DEATH BENEFIT OPTION:   [ ] Level [ ] Variable [ ] Face Amount Plus Premium*
    *not available with all products

3.  ALLOCATION OF PREMIUM PAYMENTS: ALLOCATION MUST BE IN WHOLE PERCENTAGE
                                    POINTS TOTALING 100%.

a.  [     %] Fixed Account (SFA)               JANUS ASPEN SERIES                     OCC ACCUMULATION TRUST
                                               n.  [     %] Aggressive Growth         cc. [     %] Equity
THE AIM VARIABLE INSURANCE PRODUCTS                         Portfolio (JAG)                        Portfolio (OEP)
FUND, INC.
b.  [     %] AIM V.I. Dent Demographic         o.  [     %] Growth                    dd. [     %] Global Equity
             Trends Fund (ADT)                              Portfolio (JGP)                        Portfolio (OGE)

THE ALGER AMERICAN FUND                        p.  [     %] International Growth      ee. [     %] Managed
c.  [     %] Alger American Growth                          Portfolio (JIG)                        Portfolio (OMP)
             Portfolio (AGR)
                                               q.  [     %] Worldwide Growth          ff. [     %] Small Cap
d.  [     %] Alger American Leveraged                       Portfolio (JWG)                        Portfolio (OSC)
             AllCap Portfolio (ALA)

e.  [     %] Alger American MidCap             NEUBERGER BERMAN ADVISERS              PUTNAM VARIABLE TRUST
             Growth Portfolio (AMG)            MANAGEMENT TRUST
                                               r.  [     %] Limited Maturity Bond     gg. [     %] Putnam VT Growth &
f.  [     %] Alger American Small                           Portfolio (NLM)                        Income Fund (PGI)
             Capitalization Portfolio (ASC)
                                               s.  [     %] Partners                  hh. [     %] Putnam VT New
FIDELITY VARIABLE INSURANCE                                 Portfolio (NPP)                        Opportunities Fund (PNO)
PRODUCTS FUNDS
                                               t.  [     %] Socially Responsive       ii. [     %] Putnam VT Voyager
                                                            Portfolio (NSR)                        Fund (PVY)

                                               PILGRIM VARIABLE PRODUCTS TRUST        OTHER INVESTMENT COMPANIES/FUNDS
g.  [     %] VIP Equity Income                 u.  [     %] VP Growth Opportunities
             Portfolio (FEI)                                Portfolio (PGO)           SPECIFY BOTH THE INVESTMENT COMPANY AND
                                                                                      THE FUND NAMES.

h.  [     %] VIP Growth                        v.  [     %] VP Growth + Value         jj. [     %]         [      ]
             Portfolio (FGP)                                Portfolio (NGF)
                                                                                      kk. [     %]         [      ]
i.  [     %] VIP High Income                   w.  [     %] VP High Yield Bond
             Portfolio (FHI)                                Portfolio (NHY)           ll. [     %]         [      ]

j.  [     %] VIP Money Market                  x.  [     %] VP International Value    mm. [     %]         [      ]
             Portfolio (FMM)                                Portfolio (NIV)

FIDELITY VARIABLE INSURANCE                    y.  [     %] VP MagnaCap
PRODUCTS FUNDS II                                           Portfolio (PMP)

k.  [     %] VIP II Contrafund                 z.  [     %] VP MidCap Opportunities
             Portfolio (FCF)                                Portfolio (PMO)

l.  [     %] VIP II Index 500                  aa. [     %] VP Research Enhanced
             Portfolio (FIN)                                Index Portfolio (NMS)

m.  [     %] VIP II Investment Grade           bb. [     %] VP SmallCap Opportunities
             Bond Portfolio (FIG)                           Portfolio (NIG)



We will allocate all future payments as shown above. You may change this allocation by giving us written notice.

We reserve the right to limit your participation to a total of seventeen Sub-Account funds over the lifetime of your Policy. Upon participation in the seventeenth Sub-Account fund, you would be able to allocate premiums to and transfer within the seventeen Sub-Account funds already used and which are still available, but could not participate in any other Sub-Account funds. (This limitation does not apply to all products.)

I understand and agree that this supplement is part of my application for life insurance and will be considered part of my Policy with ReliaStar Life Insurance Company.

Date         Signature of Agent                 Broker Dealer Affiliation

----------   --------------------------------   --------------------------------

Signature of Proposed Owner(s)

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47554b                                                                    1-2000